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                                                                     EXHIBIT 5.4


                                                  237 Park Avenue
TORYS LLP                                         New York, New York
-----------------                                 10017.3142
NEW YORK  TORONTO
                                                  TEL 212.880.6000
                                                  FAX 212.682.0200

                                                  www.torys.com



                                                  September 29, 2003



Paramount Resources Ltd.
4700 Bankers Hall West
888-3rd Street S.W.
Calgary, Alberta  T2P 5C5
Canada

Ladies and Gentlemen:

     RE:  PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

     We hereby consent to the reference to our firm name under the heading "Legal Matters" in the prospectus filed as part of the registration statement on Form F-10 relating to the offering of US$150,000,000 of Senior Notes by Paramount Resources Ltd. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                                         Sincerely,



                                                         /s/ Torys LLP